Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

AND INDEPENDENT AUDITORS’ REPORT

SALU, INC. DBA SKINSTORE.COM

DECEMBER 31, 2008 (RESTATED)

Salu, Inc. dba Skinstore.com

INDEPENDENT AUDITORS’ REPORT

To the Audit Committee of drugstore.com, inc., the

sole shareholder of Salu, Inc. dba Skinstore.com

We have audited the accompanying consolidated balance sheet of Salu, Inc. dba Skinstore.com as of December 31, 2008, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As disclosed in Note 10, the accompanying consolidated financial statements have been restated to accrue for a certain state’s sales tax on “click through sales” transactions, which occurred during the year ended December 31, 2008.

As disclosed in Note 11, the Company was acquired on February 19, 2010 and is now the wholly owned subsidiary of drugstore.com, inc.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Salu, Inc. dba Skinstore.com as of December 31, 2008, and the results of operations and comprehensive loss, changes in stockholders’ equity (deficit) and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group P.C.

Sacramento, California

May 5, 2010

Salu, Inc. dba Skinstore.com

CONSOLIDATED BALANCE SHEET

December 31, 2008

ASSETS
Current assets
Cash and cash equivalents	$1,597,395
Investments	536,283
Accounts receivable, net	241,994
Inventory, net	5,080,383
Prepaid expenses and other current assets	454,954

Total current assets	7,911,009

Property and equipment, net of accumulated depreciation of $1,264,548	690,122
Deferred financing fees, net of accumulated amortization of $9,686	54,887
Other assets	111,560

TOTAL ASSETS	$8,767,578

(continued)

Salu, Inc. dba Skinstore.com

CONSOLIDATED BALANCE SHEET - CONTINUED

December 31, 2008

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$3,629,470
Deferred revenue	451,263
Accrued compensation	155,617
Current maturities of notes payable	1,219,576
Other current liabilities	590,529

Total current liabilities	6,046,455

Long-term liabilities
Notes payable, net of current maturities	2,732,646

Total liabilities	8,779,101

Commitments and contingencies

Stockholders’ deficit
Series A Convertible Preferred Stock - $0.0001 par value, 1,111,110 shares authorized; 1,103,776 shares issued and outstanding, liquidation value of $ 298,020 at December 31, 2008	110
Series B Convertible Preferred Stock - $0.0001 par value, 5,000,000 shares authorized, issued and outstanding, liquidation value of $ 1,500,000 at December 31, 2008	500
Series C Convertible Preferred Stock - $0.0001 par value, 6,370,452 shares authorized; 5,181,918 shares issued and outstanding, liquidation value of $ 6,995,589 at December 31, 2008	518
Series D Convertible Preferred Stock - $0.0001 par value, 10,562,784 shares authorized, issued and outstanding, liquidation value of $ 5,000,000 at December 31, 2008	1,027
Common stock - $0.0001 par value, 45,000,000 shares authorized; 14,415,703 shares issued and outstanding	1,442
Additional paid-in capital	40,247,773
Other comprehensive loss	(83,046)
Accumulated deficit	(40,179,847)

Total stockholders’ deficit	(11,523)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$8,767,578

See notes to consolidated financial statements

Salu, Inc. dba Skinstore.com

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

Year ended December 31, 2008

Revenues	$40,869,716
Cost of revenues:
Cost of products	24,405,633
Warehousing, fulfillment, and shipping costs	5,904,780

Total cost of revenues	30,310,413

Gross profit	10,559,303

Operating costs and expenses:
Technology, research and development	1,823,947
Marketing and merchandising	8,269,966
General and administrative	4,810,354
Depreciation and amortization	244,509

Total operating expenses	15,148,776

Loss from operations	(4,589,473)

Other income (expense)
Interest income	91,706
Corporate financing costs	(331,789)

Total other income (expense)	(240,083)

Loss before income tax provision	(4,829,556)

Loss from continuing operations	(4,829,556)

Loss from discontinued operations - Korea	(287,828)
Loss from discontinued operations - United Kingdom	(1,059,580)

Loss from discontinued operations	(1,347,408)

NET LOSS - RESTATED	$(6,176,964)

Comprehensive loss:
Net loss	$(6,176,964)
Other comprehensive loss	(83,046)

Total comprehensive loss	$(6,260,010)

See notes to consolidated financial statements

Salu, Inc. dba Skinstore.com

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

Year ended December 31, 2008

	Convertible Preferred Stock										Additional paid-in capital	Other comprehensive loss	Accumulated deficit	Total
	Series A		Series B		Series C		Series D		Common stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2008	1,103,776	$110	5,000,000	$500	5,181,918	$518	10,266,940	$1,027	14,414,503	$1,442	$40,111,868	$—	$(34,002,883)	$6,112,582

Equity allocation from detachable Series D Warrants											56,210	—	—	56,210

Stock-based compensation											79,683	—	—	79,683

Exercise stock options	—	—	—	—	—	—	—	—	1,250	—	12	—		12

Foreign currency translation												(83,046)	—	(83,046)

Net loss - previously reported	—	—	—	—	—	—	—	—	—	—	—	—	(5,995,736)	(5,995,736)

Restatement adjustment													(181,228)

Net loss - restated													(6,176,964)

Balance, December 31, 2008-RESTATED	1,103,776	$110	5,000,000	$500	5,181,918	$518	10,266,940	$1,027	14,415,753	$1,442	$40,247,773	$(83,046)	$(40,179,847)	$(11,523)

See notes to consolidated financial statements

Salu, Inc. dba Skinstore.com

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2008

Cash flows from operating activities:
Net loss	$(6,176,964)
Adjustments to net income (loss):
Depreciation and amortization	244,509
Stock-based compensation expense	79,683
Bad debt expense	15,500
Accretion of debt discount	8,432
Changes in operating assets and liabilities:
Decrease in accounts receivable	211,428
Increase in inventory	(589,414)
Decrease in prepaid expenses and other assets	223,019
Increase in accounts payable	195,450
Decrease in accrued expenses and other liabilities	145,107
Increase in deferred revenue	288,254

Net cash used in operating activities	(5,354,996)

Cash flows from investing activities:
Purchases of held-to-maturity investments	(6,411,558)
Settlements of held-to-maturity investments	7,593,239
Additions to property and equipment	(188,533)

Net cash provided by investing activities	993,148

Cash flows from financing activities:
Proceeds from debt issuance	4,000,000
Debt acquisition costs	(54,887)
Proceeds from exercise of stock options	12

Net cash provided by financing activities	3,945,125

Effects of foreign exchange rate changes on cash	(83,046)

Net decrease in cash and equivalents	(499,769)
Beginning cash	2,097,164

Ending cash	$1,597,395

Supplemental disclosure of cashflow information
Cash paid during the year for interest	$252,818

See notes to consolidated financial statements

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

NOTE 1 - ORGANIZATION OF SIGNIFICANT ACCOUNTING POLICIES

Salu, Inc., a Delaware corporation, was organized on August 30, 1996. Salu, Inc. and its wholly owned subsidiaries, Salu Australia Pty Ltd, Skincarestore Australia Pty Ltd, Mission Scientific Skincare Inc., Salu UK Ltd, and Salu Incorporated Korea Branch, are referred to collectively as the “Company.” The Company is engaged in the online direct-to-the-consumer retail distribution of skincare products. During 2008, Salu discontinued operations of Salu UK Ltd and Salu Incorporated Korea Branch. See Note 10 for disclosure of discontinued operations.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts and operations of Salu, Inc. Significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences could be material. Significant estimates within the financial statements include, but are not limited to the valuation of fixed assets, including depreciable lives assigned, the allowance for doubtful accounts receivable, the valuation of inventories, and the valuation of accrued expenses.

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (FASB) issued the Accounting Standards Codification (Codification). Effective July 1, 2009, the Codification is the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Accordingly, all references to currently existing GAAP have been removed and have been replaced with plain English explanations of the Company’s accounting policies. The adoption of the Codification did not have a material impact on the Company’s financial position or result of operations.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

Cash and Cash Equivalents

Cash is held in interest bearing or demand deposit bank accounts. The Company considers highly-liquid investments with original maturities of three months or less to be cash equivalents. Bank demand deposits and money market accounts are held by high credit quality financial institutions, which have not historically incurred any credit related losses.

Management determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity investments are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity computed under the effective interest method. Such amortization is included in interest income. Interest on securities classified as held-to-maturity is included in interest income.

The Company’s held-to-maturity investments consist of the following as of December 31, 2008:

	Amortized cost (net carrying amount)	Gross unrealized gains	Grossed unrealized losses	Estimated fair value
Certificates of deposit	$536,283	$—	$—	$536,283

All of the Company’s held-to-maturity investments are due within one year of December 31, 2008.

Accounts Receivable

Most sales are by credit card and do not require the extension of credit. The Company does, however, extend reasonably short collection terms to selected resellers and to suppliers who participate in advertising and other promotional activities sponsored by the Company. The Company does not require collateral. The Company performs periodic assessments of accounts receivable balances and provides a provision for the estimated uncollectability of accounts receivable balances.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

Inventory

Inventories, which consist of retail skincare products and cosmetic goods, are valued at the lower of cost or market and are accounted for on the first-in, first-out cost basis. The Company performs periodic assessments to determine the existence of obsolete, slow-moving and non salable inventories and records necessary provisions to reduce such inventories to net realizable value.

Property and Equipment

Property and equipment is stated at cost and is depreciated and amortized using the straight-line method over the estimated useful lives (three to five years) of the related assets. Repairs and maintenance are charged to expense as incurred and improvements are capitalized. Upon disposal, the accounts are relieved of the related costs and accumulated depreciation and amortization, any resulting gains and losses are reflected in operations. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset.

Impairment of Long-Lived Assets

GAAP requires that fixed assets and amortizable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment loss was recognized during the year ended December 31, 2009.

Concentrations and Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and short-term investments. The Company places its cash and short-term investments in high credit quality investments and limits the amount of credit exposure by any one financial institution. Cash and short-term investments at times are held with financial institutions in amounts that are not insured by the Federal Deposit Insurance Corporation.

Deferred Fees

Financing fees are amortized over the term of the loan using the straight-line method. GAAP requires that the effective yield method be used to amortize financing costs; however, the effect of using the straight-line method is not materially different from the results that would

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

have been obtained under the effective yield method. Expected amortization expense for the ensuing years subsequent to December 31, 2008 are as follows: December 31, 2009 - $19,372; December 31, 2010 - $19,372; and December 31, 2011 - $16,143.

Revenue and Cost of Revenue Recognition

The Company recognizes revenues when persuasive evidence of an arrangement exists, shipment has occurred, the price is fixed or determinable and collectability is reasonably assured.

Revenues from the online retail sales of skincare products are recognized when products are shipped and title passes to the customer. Costs associated with warehousing, fulfillment and shipping the Company’s products, as well as product costs, are included in costs of revenues.

Stock Compensation

Under the transition method, stock-based compensation expense for the year ended December 31, 2008 includes compensation expense for all stock-based compensation awards granted, modified or settled on or subsequent to January 1, 2008, based on the grant-date fair value estimated, net of estimated forfeitures. The Company recognizes compensations expense for stock option awards on a straight-line basis over the requisite service period of the award.

The fair value of stock-based awards was estimated using the Black-Scholes model with the following assumptions for the year ended December 31, 2008:

Expected life	5 - 6 years
Risk free interest rate	3.02% - 3.56%
Estimated volatility factor	71%
Expected dividends	0%

Expected Life - Expected life represents the period that stock-based awards are expected to be outstanding. The Company adopted a temporary “shortcut approach” to developing the estimate of the expected term of an employee stock option. Under this approach, the expected life is presumed to be the mid-point between the vesting date and the contractual end of the option grant.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

Risk-Free Interest Rate - The risk-free interest rate used in the Black-Scholes valuation method, is the implied yield currently available on U.S. Treasury constant maturity securities with the same or substantially equivalent remaining term.

Estimated Volatility Factor - The Company calculated the estimated volatility based upon the trading history of common stock of comparable on-line retail companies in determining an estimated volatility factor when using the Black-Scholes option-pricing formula to determine the fair value of options granted.

Expected Dividends - The Company has not declared dividends nor does it expect to for the foreseeable future. Therefore, the Company uses a zero value for the expected dividend value factor when using the Black-Scholes option-pricing formula to determine the fair value of options granted.

Estimated Forfeitures - When estimating forfeitures, the Company considers its historical voluntary and involuntary termination behavior as well as analysis of actual option forfeitures.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses totaled approximately $5,523,000 for the year ended December 31, 2008.

Recently Issued Accounting Standards

In December 2007, FASB issued guidance that will change the accounting for business combinations. An acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. The guidance will change the accounting treatment and disclosure for certain specific items in a business combination and applies prospectively to business combinations for which the

Salu, Inc. dba Skinstore.com

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December 31, 2008

acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Adoption of this statement did not have a material impact on the Company.

In December 2007, the FASB issued guidance which establishes accounting and reporting standards for the non-controlling interest in a subsidiary (previously referred to as minority interests). The guidance also requires that a retained non-controlling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon adoption the Company would be required to report any non-controlling interests as a separate component of stockholders’ equity. The Company would also be required to present any net income (loss) allocable to non-controlling interests and net income (loss) attributable to the stockholders of the Company separately in its consolidated statements of operations. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. The guidance would have an impact on the presentation and disclosure of the non-controlling interests of any non wholly-owned businesses acquired by the Company in the future. Adoption of this statement did not have a material impact on the Company.

In March 2008, the FASB issued guidance which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under previous guidance and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. The guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. Adoption of this statement did not have a material impact on the Company.

In January 2010, the FASB issued an update to existing guidance which requires companies to disclose significant transfers in and out of Level 1 and Level 2 of the fair value hierarchy, whereas existing guidance only requires the disclosure of transfers in and out of Level 3. Additionally, in the roll forward of Level 3 activity, companies should present information on purchase, sales, issuance and settlements on a gross basis rather than on a net basis. This update is effective for periods beginning after December 15, 2009, except for the new requirements for the Level 3 roll forward, which is effective for fiscal years beginning after December 15, 2010. The adoption of this update is not expected to have a material effect on the Company’s financial statements.

In May 2009, the FASB issued guidance for the accounting and disclosure of subsequent events. Additional disclosures required by this standard are included in note 11.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

NOTE 2 - PROPERTY AND EQUIPMENT

The Company’s property and equipment consist of the following:

Computer hardware and internal-use software	$1,428,456
Office furniture, fixtures and equipment	411,270
Leasehold improvements	114,944

1,954,670

Less accumulated depreciation and amortization	(1,264,548)

$690,122

NOTE 3 - NOTES PAYABLE

In June 2008, the Company entered into a $4,000,000 long-term debt agreement with Blue Crest Capital, an independent lender. Interest is payable monthly at 11.85% per annum. The loan is repayable in 34 equal monthly installments of $135,729 beginning January 2009 and will be fully repaid November 2011. Principal payments required on the long-term debt in each of the next four calendar years and thereafter are as follows: 2009 - $1,219,576; 2010 - $1,372,209; 2011 - $1,408,215; and $0 thereafter.

Provisions contained in the debt agreement limit the Company from entering into capital leases or obtaining additional debt. The debt is secured by a blanket lien on all assets of the Company.

Warrants to purchase a total of 295,844 shares of the Company’s Series D Preferred Stock at an exercise price of $0.845 per share were issued in conjunction with the term loan. These warrants expire ten years after the date of issuance. The Company accounted for the value of its detachable warrants as an allocation from detachable Series D stock warrants in the amount of $56,210 and has recorded it within Additional Paid in Capital.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company leases office space and certain equipment under non-cancelable operating leases with terms ranging from three to five years. Total rental expense incurred under all operating leases during the year ended December 31, 2008 was approximately $231,544.

No equipment under capital leases was recorded at December 31, 2008.

Future minimum lease payments under operating leases as of the year ended December 31, 2008 are as follows:

2009	$235,710
2010	208,058
2011	17,381

Total minimum lease payments	$461,149

NOTE 5 - INCOME TAXES

The tax effects of temporary differences that give rise to deferred income tax assets and liabilities are presented below:

Net operating loss carryforward	$13,764,000
Depreciation and amortization	102,000
Accrued expenses	49,000

Valuation allowance	(13,915,000)

Net deferred income taxes	$—

The Company had $36,595,000 and $16,249,000 in net operating loss carryforwards as of December 31, 2008, for federal and state income tax purposes, respectively, which expire in the years 2019 through 2028 for federal purposes and in various years through 2018 for state purposes if not utilized. The utilization of the Company’s net operating loss carryforwards may be subject to certain limitations upon changes in ownership, as defined by federal and state tax law.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

The Company has placed a 100% valuation allowance against its net deferred tax assets due to the uncertainty surrounding the realization of the net deferred tax assets. During 2008 the valuation allowance increased by approximately $1,778,000.

The FASB issued guidance, which requires reporting of taxes, based on tax positions which meet a more likely than not standard and which are measured at the amount that is more likely than not to be realized. Differences between financial and tax reporting which do not meet this threshold are required to be recorded as unrecognized tax benefits. FASB also provides guidance on the presentation of tax matters and the recognition of potential IRS interest and penalties would be recorded as a component of tax expense. The guidance was adopted by the Company on January 1, 2008 and had no effect on the Company’s financial position, cash flows or results of operations upon adoption, as the Company did not have any unrecognized tax benefits. The Company records interest and penalties related to tax positions in income tax expense. The Company had no such interest or penalties for the year ended December 31, 2008.

The Company files tax returns in the United States and various states. The tax years 2004 through 2008 remain open to examination by the major taxing jurisdictions to which the Company is subject.

NOTE 6 - STOCKHOLDERS’ EQUITY

Preferred Stock

In 1998, the Company authorized 1,111,110 shares for Series A Convertible Preferred Stock. This series has a liquidation preference, before any payment or declaration for payment in respect of the common stock, of $0.45 per share plus accrued but unpaid dividends. As of December 31, 2008, the Company has issued 1,103,776 shares of Series A Convertible Preferred Stock.

In June 1999, the Company authorized 5,000,000 shares as Series B Convertible Preferred Stock. This series has a liquidation preference, before any payment or declaration for payment in respect of the common stock, of $0.50 per share plus accrued but unpaid dividends. As of December 31, 2008, the Company has issued 5,000,000 shares of Series B Convertible Preferred Stock.

In May 2000, the Company authorized 6,370,452 shares as Series C Convertible Preferred Stock. This series has a liquidation preference, before any payment or declaration for payment in respect of the common stock, of $2.27 per share plus accrued but unpaid dividends. As of December 31, 2008, the Company has issued 5,181,918 shares of Series C Convertible Preferred Stock.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

In August 2006, the Company authorized and issued 10,266,940 shares as Series D Convertible Preferred Stock. In connection with the issuance of the Note Payable, the Company increased the authorized shares of Series D Preferred to 10,562,784 shares. This series has a liquidation preference, before any payment or declaration for payment in respect of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and the common stock of $0.487 per share plus accrued but unpaid dividends. In connection with this issuance, the liquidation preferences, as discussed above, of the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock were reduced by 50%. As of December 31, 2008, the Company has issued 10,266,940 shares of Series D Convertible Preferred Stock.

Dividends on the Series A, Series B, Series C and Series D Convertible Preferred Stock shall be payable only when, as and if declared by the Board of Directors and are noncumulative. Dividends on all its series of the Preferred Stock is 8% of the respective original issue price. The Company has not declared or paid any dividends on its preferred stock.

At the option of the shareholders, each Series A, Series B, Series C and Series D Convertible Preferred Stock are convertible at any time into shares of common stock at a one-to one ratio. At December 31, 2008, the conversion price for Series A, Series B, Series C and Series D Convertible Preferred Stock was $0.45, $0.50, $2.27 and $0.487, respectively. Each share shall automatically be converted upon the earlier of the effective date of a registration statement under the Securities Act of 1933, for a firmly underwritten public offering of common stock with gross proceeds of $15 million or more, or the date upon which the Company obtains the consent of 50% of the Series A, Series B, Series C and Series D shareholders. The holder of each share of Series A. Series B, Series C and Series D Convertible Preferred Stock shall have the right to one vote for each share of common stock into which such Series A, Series B, Series C and Series D Convertible Preferred Stock could then be converted.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

Common Stock

As of December 31, 2008, the Company has reserved shares of common stock for the conversion of Series A, Series B, Series C and Series D Convertible Preferred Stock and the issuance of Options pursuant to the Company’s stock option plan as follows:

Convertible preferred stock	21,552,634
Stock option plans	7,549,435
Warrants	295,844

29,397,913

Stock Option Plans

The Company’s stock option plans include the 1996 Stock Option Plan and the 2000 Stock Option Plan, hereby collectively referred to as the “Plans.” At December 31, 2008, the Company had 7,549,435 shares reserved under these Plans of which 2,413,248 shares are available for grant. The Plans do not have a fixed expiration date.

Under the Plans, nonqualified or incentive stock options to purchase the Company’s stock may be granted to 1) employees, officers and directors of the Company and 2) selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company’s products and independent contractors of the Company. No option granted under the Plans may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date such option was granted.

In addition, incentive stock options are subject to additional terms limiting the amount of grants and specifying that options granted to persons owning more than 10% of the voting power of all classes of stock must be at a price not less than 110% of the fair value at the date of the grant, as determined by the Board of Directors. No incentive stock option shall be exercisable after the expiration of 10 years from the date it is granted. Options vest based on the schedule determined by the Board on the date of issue. Options typically vest over a four-year period.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

A summary of the Company’s stock option plans as of December 31, 2008 and changes during the year then ended is presented below:

		Stock options outstanding
	Shares available for grant	Number of shares	Weighted- average exercise price	Weighted- average remaining contractual life (in years)

Balance, December 31, 2007	2,715,567	4,835,118	$0.08
Options granted	(641,000)	641,000	0.28
Options cancelled	338,681	(338,681)	0.11
Options exercised	—	(1,250)	0.01

Balance, December 31, 2008	2,413,248	5,136,187	0.10	7.6

Vested as of December 31, 2008	—	3,175,605	$0.09	7.2

Salu, Inc. dba Skinstore.com

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December 31, 2008

Summary of information about the Company’s stock options outstanding at December 31, 2008:

	Options outstanding		Options exercisable
Exercise price	Number	Weighted- average remaining contractual life (years)	Number exercisable	Weighted- average exercise price

$0.01	356,219	6.6	326,430	$0.01
0.02	97,776	1.9	97,776	0.02
0.07	3,802,090	7.8	2,424,037	0.07
0.10	139,666	3.2	139,666	0.10
0.25	23,280	2.0	23,280	0.25
0.28	656,000	9.1	104,260	0.28
0.35	1,000	9.2	—	0.35
1.00	60,156	2.3	60,156	1.00

	5,136,187		3,175,605

A summary of the status of the Company’s non-vested shares as of December 31, 2008 and changes during the year ended December 31, 2008 is as follows:

Non-vested shares at December 31, 2007	3,319,847
Grants of options	641,000
Vested	(1,661,584)
Forfeitures or expirations	(338,681)

Non-vested shares at December 31, 2008	1,960,582

The weighted average grant date fair value of options granted during 2008 was $0.28.

The Company made an estimate of expected forfeitures and is recognizing compensation cost only for those equity awards expected to vest.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

As of December 31, 2008, $118,475 of total unrecognized compensation cost related to stock options issued to employees is expected to be recognized over a weighted average term of 5.9 years.

NOTE 7 - EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) plan, for which employees age 21 and over meeting certain service requirements are eligible to participate. Employees may contribute from 1% to 15% of their compensation before income taxes to the plan, up to an amount specified by law. The Company may make discretionary matching and profit sharing contributions and qualified non-elective contributions. For the year ended December 31, 2008, no such contributions were authorized or made.

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 2008, the Company adopted guidance which establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. The guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The guidance also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows: Level 1, quoted prices in active markets for identical assets or liabilities; Level 2, quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or Level 3, unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

At December 31, 2008 the fair value of the Company’s investments was based upon quoted market prices for the securities owned by the Company which is a Level 1 input.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

NOTE 9 - DISCONTINUED OPERATIONS

During calendar year 2008, the Company determined that its operations in the United Kingdom were not financially viable in the foreseeable future due to adverse business conditions in the United Kingdom, uncertain economic conditions worldwide and volatile currency exchange fluctuations between the U.S. dollar and British Pound Sterling. Accordingly, the Company disposed of the business by terminating operations and withdrawing from the country as of December 31, 2008. The United Kingdom’s operating loss for calendar year 2008, including wind-up costs, amounted to $1,059,580 and is presented in the Company’s consolidated statements of operations as a loss from discontinued operations. At December 31, 2008, net assets due from United Kingdom discontinued operations amounted to $83,250 and were comprised of cash and cash equivalents of $59,284 and inventories of $54,785, less general payables and reserves of $30,819. This net balance is in Other Assets.

During calendar year 2008, the Company determined that its operations in South Korea were no longer financially viable due to adverse business conditions in South Korea, uncertain economic conditions worldwide and volatile currency exchange fluctuations between the U.S. dollar and Korean Won. Accordingly, the Company discontinued operations by licensing the South Korean website to in-country residents in exchange for a long-term service agreement which entitles the Company to receive a service fee for each order generated by the licensee. The agreement became effective January 1, 2009. The South Korean operating loss for calendar year 2008, including transition and wind-up costs, amounted to $287,828 and is presented in the Company’s consolidated statements of operations as a loss from discontinued operations. At December 31, 2008, net assets due from South Korean discontinued operations (payable by the licensee) amounted to $7,232 and were comprised of cash and cash equivalents of $13,798, accounts receivable of $15,492, inventories of $4,669, and other assets of $7,945, less general payables and reserves of $34,072. This net balance is in Other Assets.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

NOTE 10 - RESTATEMENT

The Company has restated its 2008 financial statements. The restatement is a result of not accruing sales tax for “click through transactions” on sales in a state that passed legislation making “click through transactions” subject to sales tax. The 2008 financial statements were restated as follows:

	Previously reported	Adjustment	Restated
Other current liabilities	409,301	181,228	590,529
General and administrative	4,629,126	181,228	4,810,354
Net loss	(5,995,736)	(181,228)	(6,176,946)
Total Comprehensive loss	(6,078,782)	(181,228)	(6,260,010)
Accumulated deficit	(39,998,619)	(181,228)	(40,179,847)

NOTE 11 - SUBSEQUENT EVENTS

Management evaluated all activity of the Company through May 5, 2010 noting the following events occurred subsequent to December 31, 2008:

On July 14, 2009 the Company was notified by the Federal Aviation Administration (FAA) that they were not in compliance with provisions of Title 49 of the United States Code of Federal Regulations (49 CFR) parts 171-173. The Company was advised through a Notice of Proposed Civil Penalties that the FAA proposed to assess a civil penalty in the amount of $63,000. On November 2, 2009 the Company entered into a promissory note with the FAA to pay civil penalties assessed. The terms of the note require twelve monthly payments in the amount of $5,250. The note bears zero interest.

In October, 2009 the Company became aware of legislation passed in the State of New York requiring the payment of sales tax on “click through transactions.” The tax liability from New York State sales resulted in the restatement of the 2008 financial statements as noted in Note 10.

Salu, Inc. dba Skinstore.com

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2008

On February 19, 2010 the Company entered into a definitive merger agreement with drugstore.com. drugstore.com acquired the Company making the Company a wholly owned subsidiary of drugstore.com.